EXHIBIT 21

Subsidiary	State of Incorporation or Organization	Name under which Subsidiary Conducts Business
The financial statements of the following entities were consolidated into the financial statements of the Registrant at December 31, 2001:

Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership
Duke Services, Inc.	Indiana	Duke Services, Inc.
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Associates	Ohio	Kenwood Office Associates
New World Partners Joint Venture	Florida	New World Partners Joint Venture
New World Partners Joint Venture Number Two	Florida	New World Partners Joint Venture Number Two
North Point Limited Partnership No. 1	Florida	North Point Limited Partnership No. 1
North Point Limited Partnership No. 3	Florida	North Point Limited Partnership No. 3
P-95/Fed Limited Partnership	Georgia	P-95/Fed Limited Partnership
P-95/Global Limited Partnership	Georgia	P-95/Global Limited Partnership
P-95/Three Limited Partnership	Georgia	P-95/Three Limited Partnership
Sawgrass Limited Partnership No. 1	Florida	Sawgrass Limited Partnership No. 1
Sawgrass Limited Partnership No. 2	Florida	Sawgrass Limited Partnership No. 2
Weeks Construction Services, Inc.	Georgia	Weeks Construction Services, Inc.
Weeks Development Partnership	Georgia	Weeks Development Partnership
Weeks P-95 LLC	Georgia	Weeks P-95 LLC
Weeks Realty Services, Inc.	Georgia	Weeks Realty Services, Inc.
Weeks Skyland Limited Partnership	Florida	Weeks Skyland Limited Partnership
Weeks Tradeport	Florida	Weeks Tradeport

The Registrant accounted for the following entities on the equity method at December 31, 2001:

625 Building, LLC	Missouri	625 Building, LLC
B/D Limited Partnership	Indiana	B/D Limited Partnership
Beacon Station #22-#24 Limited Partnership	Florida	Beacon Station #22-#24 Limited Partnership
Campus Development, LLC	Ohio	Campus Development, LLC
Cincinnati Development Group LLC	Ohio	Cincinnati Development Group LLC
Dugan Office, LLC	Indiana	Dugan Office, LLC
Dugan Realty, LLC	Indiana	Dugan Realty, LLC
Dugan SSP, LLC	Indiana	Dugan SSP, LLC
Dugan Texas, LLC	Texas	Dugan Texas, LLC
Duke A&M, LLC	Ohio	Duke A&M, LLC
Hawksmoor, LLC	Indiana	Hawksmoor, LLC
Hillside Partnership One	Georgia	Hillside Partnership One
1735 North Brown LLC	Georgia	1735 North Brown LLC
Lamida Partners Limited Partnership	Ohio	Lamida Partners Limited Partnership
Park Fletcher Limited Partnership 2728	Indiana	Park Fletcher Limited Partnership 2728
Parkrite Limited Partnership	Indiana	Parkrite Limited Partnership
Post Road Limited Partnership	Indiana	Post Road Limited Partnership
Sugarloaf Holdings One, LLC	Georgia	Sugarloaf Holdings One, LLC
Sugarloaf Holdings Three, LLC	Georgia	Sugarloaf Holdings Three, LLC
Sugarloaf Holdings Two, LLC	Georgia	Sugarloaf Holdings Two, LLC
WBP One Limited Partnership	Florida	WBP One Limited Partnership
WBP Two Limited Partnership	Florida	WBP Two Limited Partnership
WBP Three Limited Partnership	Florida	WBP Three Limited Partnership
One Gateway Centre, LLC	N. Carolina	One Gateway Centre, LLC
Two Gateway Centre, LLC	N. Carolina	Two Gateway Centre, LLC

The Registrant accounted for the following entities on the cost method at December 31, 2001:

Park Creek Venture	Indiana	Park Creek Venture
Pinnacle Media, LLC	Indiana	Pinnacle Media, LLC